Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, dated March 1, 2004, the reference to our report dated March 30, 2003 with respect to the Financial Statements of Kaire Holdings Incorporated, for the year ended December 31, 2002.

/s/ Pohl, McNabola, Berg & Company LLP
Pohl, McNabola, Berg & Company LLP
March 1, 2004
San Francisco, California